Exhibit 99.1

April 25, 2003

DEAR FELLOW SHAREHOLDERS:

Main Street Trust Reports Solid Earnings

For First Quarter 2003

Main Street Trust, Inc. (OTCBB: MSTI) recorded solid earnings for first quarter 2003.  Unaudited consolidated diluted net income for the quarter ended March 31, 2003 totaled $4.298 million or $0.41 per share, compared to $4.410 million or $0.40 per share for the same period in 2002, an increase in earnings per share of 2.5%, and a decrease in net income of 2.5%.

Financial Highlights

The following delineates applicable financial measurements:

•                  Net Income Per Share

•                  Diluted net income per share was $0.41 for first quarter 2003

•                  Compared to $0.40 per share for first quarter 2002, a 2.5% increase

•                  Compared to $0.42 per share for fourth quarter 2002, a 2.4% decrease

•                  Net Income

•                  Net income was $4.298 million for first quarter 2003

•                  Compared to $4.410 million for first quarter 2002, a 2.6% decrease

•                  Compared to $4.449 million for fourth quarter 2002, a 3.4% decrease

•                  Return on Assets

•                  Return on assets was 1.57% for first quarter 2003

•                  Compared to 1.61% for first quarter 2002

•                  Compared to 1.61% for fourth quarter 2002

•                  Return on Equity

•                  Return on equity was 12.84% for first quarter 2003

•                  Compared to 12.75% for first quarter 2002

•                  Compared to 13.28% for fourth quarter 2002

•                  Net Yield on Interest Earning Assets

•                  Net yield on interest earning assets was 4.11% for first quarter 2003

•                  Compared to 4.24% for first quarter 2002

•                  Compared to 4.16% for fourth quarter 2002

•                  Non-interest Revenues as a % of Total Revenues

(Net of Interest Expense, Excluding Gains/Losses on Sales of Securities)

•                  Non-interest revenues as a % of total revenues were 32.69% for the first quarter of 2003

•                  Compared to 31.09% for the first quarter of 2002

•                  Compared to 31.42% for the fourth quarter 2002

Letter to Shareholders

April 25, 2003

•                  Efficiency Ratio (Excluding Gains/Losses on Sales of Securities)

•                  Efficiency ratio was 52.90% for first quarter 2003

•                  Compared to 53.31% for first quarter 2002

•                  Compared to 51.50% for fourth quarter 2002

•                  Non-Performing Loans

•                  Non-performing loans were $2.095 million as of March 31, 2003, or 0.32% of loans

•                  Compared to $4.699 million or 0.69% of loans as of March 31, 2002

•                  Compared to $2.221 million or 0.33% of loans as of December 31, 2002

•                  Book Value Per Share

•                  Book value per share as of March 31, 2003 was $13.06

•                  Compared to $12.57 per share as of March 31, 2002

•                  Compared to $12.85 per share as of December 31, 2002

•                  Total Assets

•                  Total assets were $1.118 billion as of March 31, 2003

•                  Compared to $1.106 billion as of March 31, 2002

•                  Compared to $1.123 billion as of December 31, 2002

•                  Total Assets Under Management

•                  Total assets under management were $1.390 billion as of March 31, 2003

•                  Compared to $1.518 billion as of March 31, 2002

•                  Compared to $1.415 billion as of December 31, 2002

Overview

Though we did not see the growth in earnings during the first quarter of 2003 that we have seen in the last several years, we are pleased with the resiliency of MSTI’s earnings and credit quality in a weakened economy.  As you can see from the financial highlights, loan quality continues to be strong.  For example, the allowance for loan losses relative to non-performing loans was 459% at March 31, 2003.  Like most financial institutions, MSTI is experiencing a narrowing of our net interest margin and a decline in loan demand/volume, due to the anemic economy.

In light of this environment, we are focused on enhancing existing and developing new relationships, growing non-interest income, maintaining expense control and pristine credit quality.  Moreover, our continued strong capital position allows us to react quickly to market opportunities that may present themselves in this type of environment.

The Company did experience a 2.5% increase in earnings per share for the first quarter, due in part to having 5.1% fewer average diluted shares outstanding.  As you will recall, on June 7, 2002 MSTI successfully self-tendered for 6.3% of the Company’s outstanding shares.

Cash Dividend Paid

We are distributing today, either by check enclosed with this letter or by direct deposit, a $0.15 per share cash dividend payable to shareholders of record on April 7, 2003.  This compares to a $0.13 per share dividend paid in April 2002 and a $0.15 per share dividend paid in January 2003.

Main Street Trust Stock

Main Street Trust stock trades on the Over-the-Counter Bulletin Board under the symbol “MSTI”.  The last trade price of MSTI stock on March 31, 2003 was $25.25 per share.  This compares to $18.95 per share on March 31, 2002.  The stock pricing may be obtained using our symbol on any quotation service or through your broker.

Annual Meeting

We are looking forward to sharing additional information about your company and our thoughts about the future at our Annual Meeting.  Our Annual Shareholders’ Meeting will be held at 7:00 pm on Tuesday, May 6, 2003 at The Forum at Carle, Urbana, IL.  This location continues to be an excellent venue for the meeting.  There will be a reception preceding the meeting beginning at 6:00 pm.  We hope you will plan to join us, and please be sure to return your proxy information to American Stock Transfer.

We sincerely appreciate our shareholders and continue to work to enhance the value of your investment.  We particularly thank you for your banking and investment business, your referrals and continued support.

Sincerely,

GREGORY B. LYKINS	/VAN A. DUKEMAN, CFA
Chairman	President and CEO

Mstishrltrmar2003FINAL

Special Note Concerning Forward-Looking Statements

This document (including information incorporated by reference) may contain future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

SELECTED  FINANCIAL HIGHLIGHTS

(dollars in thousands, except for per share data)

THREE MONTHS ENDED MARCH 31,	2003	2002	% CHANGE

Average Balances:
Total Assets	$1,107,656	$1,110,189	(0.2)%
Investment Securities	332,515	329,396	0.9%
Gross Loans(1)	667,847	682,932	(2.2)%
Earning Assets	1,022,998	1,023,410	(0.0)%
Deposits	848,527	852,641	(0.5)%
Interest Bearing Liabilities	812,189	803,226	1.1%
Common Equity	135,742	140,232	(3.2)%

END OF PERIOD:	2003	2002	% CHANGE

Financial Highlights:
Tax Equivalized Net Interest Income	$10,366	$10,693	(3.1)%
Total Assets	1,118,010	1,106,267	1.1%
Gross Loans(1)	648,130	682,843	(5.1)%
Reserve for Loan Losses	9,622	9,457	1.7%
Non-Performing Loans	2,053	4,699	(56.3)%
Net (Charge-offs)/Recoveries	33	(132)	125.0%
Total Assets Under Management	1,390,317	1,518,400	(8.4)%

Financial Ratios:
Return on Average Assets(2)	1.57%	1.61%	(2.5)%
Return on Average Equity(2)	12.84%	12.75%	0.7%
Net Interest Margin on Average Earning Assets(2),(4)	4.11%	4.18%	(1.7)%
Net Interest Spread(2),(4)	3.66%	3.56%	2.8%
Non-Interest Revenues as a % of Total Revenues(3),(6)	32.69%	31.09%	5.1%
Net Overhead Efficiency Ratio(3),(4)	52.90%	53.31%	(0.8)%
Reserve for Loan Losses to Loans	1.48%	1.38%	7.2%
Reserve as a Percentage of Non-Performing Loans	468.68%	201.26%	132.9%
Average Loan to Deposit Ratio	78.71%	80.10%	(1.7)%
Dividend Payout Ratio(7)	33.31%	29.24%	13.9%

AT MARCH 31,	2003	2002	% CHANGE

Common Stock Data:
Shareholders’ Equity	$137,132	$140,664	(2.5)%
Common Shares Outstanding	10,500,599	11,187,705	(6.1)%
Shareholders’ Equity to Total Assets	12.27%	12.72%	(3.5)%
Book Value Per Share	$13.06	$12.57	3.9%
Cash Dividends Paid Per Share	$0.15	$0.13	15.4%
Market Price at Period End(5)	$25.25	$18.95	33.2%
Price to Book Ratio(5)	193.34%	150.76%	28.2%
Price to Earnings Ratio(5),(7)	15.68	12.47	25.7%

(1) Loans include mortgage loans held-for-sale and nonaccrual loans.

(2) Annualized.

(3) Does not include securities gains/losses.

(4) On a fully tax-equivalized basis.

(5) Closing price at end of period.

(6) Net of interest expense.

(7) Last 12-months earnings.

MAIN STREET TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2003 and 2002

(Unaudited, in thousands, except share data)

	March 31, 2003	March 31, 2002	% Change

ASSETS
Cash and due from banks	$58,443	$40,063	45.9%
Federal funds sold and interest bearing deposits	30,971	31,329	(1.1)%
Cash and cash equivalents	89,414	71,392	25.2%
Investments in debt and equity securities:
Available-for-sale, at fair value	259,880	258,436	0.6%
Held-to-maturity, at cost (fair value of $87,657 and $59,689 at March 31, 2003 and 2002, respectively)	86,190	58,623	47.0%
Non-marketable equity securities	7,177	5,146	39.5%
Total investments in debt and equity securities	353,247	322,205	9.6%
Loans, net of allowance for loan losses of $9,622 and $9,457 at March 31, 2003 and 2002, respectively	634,422	670,589	(5.4)%
Mortgage loans held for sale	4,086	2,797	46.1%
Premises and equipment	17,940	18,990	(5.5)%
Accrued interest receivable	7,245	8,504	(14.8)%
Other assets	11,656	11,790	(1.1)%
Total assets	$1,118,010	$1,106,267	1.1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest bearing	$155,607	$149,314	4.2%
Interest bearing	692,369	688,362	0.6%
Total deposits	847,976	837,676	1.2%

Federal funds purchased, repurchase agreements and notes payable	94,248	81,477	15.7%
Federal Home Loan Bank advances and other borrowings	27,765	34,855	(20.3)%
Accrued interest payable	1,939	2,675	(27.5)%
Other liabilities	8,950	8,920	0.3%
Total liabilities	980,878	965,603	1.6%

Shareholders’ equity:
Preferred stock, no par value; 2,000,000 shares authorized	—	—
Common stock, $0.01 par value; 15,000,000 shares authorized; 11,219,319 and 11,199,947 shares issued at March 31, 2003 and 2002, respectively	112	112	0.0%
Paid in capital	55,340	55,040	0.5%
Retained earnings	95,403	84,346	13.1%
Accumulated other comprehensive income	3,062	1,395	119.5%
	153,917	140,893	9.2%
Less: treasury stock, at cost, 718,720 and 12,242 shares at March 31, 2003 and 2002, respectively	(16,785)	(229)	(7229.7)%
Total shareholders’ equity	137,132	140,664	(2.5)%
Total liabilities and shareholders’ equity	$1,118,010	$1,106,267	1.1%

MAIN STREET TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Income

For the Three Months Ended March 31, 2003 and 2002

(Unaudited, in thousands, except share data)

	2003	2002	%Change
Interest income:
Loans and fees on loans	$11,054	$12,187	(9.3)%
Investments in debt and equity securities
Taxable	2,823	3,325	(15.1)%
Tax-exempt	587	600	(2.2)%
Federal funds sold and interest bearing deposits	102	95	7.4%
Total interest income	14,566	16,207	(10.1)%

Interest expense:
Deposits	3,873	5,007	(22.6)%
Federal funds purchased, repurchase agreements and notes payable	267	326	(18.1)%
Federal Home Loan Bank advances and other borrowings	380	494	(23.1)%
Total interest expense	4,520	5,827	(22.4)%

Net interest income	10,046	10,380	(3.2)%
Provision for loan losses	330	330	0.0%
Net interest income after provision for loan losses	9,716	10,050	(3.3)%

Non-interest income:
Remittance processing	1,766	1,949	(9.4)%
Trust and brokerage fees	1,462	1,453	0.6%
Service charges on deposit accounts	580	554	4.7%
Securities transactions, net	(43)	70	(161.4)%
Gain on sales of mortgage loans, net	544	219	148.4%
Other	527	508	3.7%
Total non-interest income	4,836	4,753	1.7%

Non-interest expense:
Salaries and employee benefits	4,649	4,755	(2.2)%
Occupancy	623	552	12.9%
Equipment	649	688	(5.7)%
Data processing	529	563	(6.0)%
Office supplies	303	341	(11.1)%
Service charges from correspondent banks	229	236	(3.0)%
Other	1,082	1,062	1.9%
Total non-interest expense	8,064	8,197	(1.6)%

Income before income taxes	6,488	6,606	(1.8)%
Income taxes	2,190	2,196	(0.3)%
Net income	$4,298	$4,410	(2.5)%

Per share data:
Basic earnings per share	$0.41	$0.40	2.5%
Weighted average shares of common stock outstanding	10,479,172	11,097,242

Diluted earnings per share	$0.41	$0.40	2.5%

Weighted average shares of common stock and dilutive potential common shares outstanding	10,582,223	11,147,974